MVP CROSS LICENSE AGREEMENT


                                    CONTENTS


-      Preamble
Licensed Products
Title
1.     License Grants
2.     Consideration
3.     Term and Termination
4.     TI Engineering Support
5.     Maintenance Support
6.     Availability of Licensed Products
7.     Warranty and Warranty Disclaimers
8.     Patent Infringement Disclaimer
9.     Updates and Releases
10.    Limitation of Liabilities
11.    Force Majeure
12.    Assignment
13.    Applicable Law and Jurisdiction
14.    Waiver
Severability
Export Control Compliance
15.    Publicity
16.    Headings
17.    Notice
18.    Complete Agreement
19.    Summary of Schedules



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                           MVP CROSS LICENSE AGREEMENT

This Agreement is entered into by and between the Application Specific Product Group of Texas Instruments France with its offices at 821 Avenue Jack Kilby, 06270 Villeneuve Loubet, France ("TI") and IAT AG with its offices at Geschaeftshaus Wasserschloss Aarestrasse 17, 5300 Vogelsang-Turgi, Switzerland ("IAT").

WHEREAS the parties have previously executed a Cross License Agreement for a ten
(10) year term beginning, September 1, 1994, which the parties now desire to cancel and replace by this Agreement.

NOW THEREFORE the parties hereto agree as follows:

1. LICENSED PRODUCTS

       TI shall deliver to IAT the software products and related documentation detailed in Schedule 1 (collectively referred to as "TI products") and IAT shall deliver to TI the software products and related documentation detailed in Schedule 2 (collectively referred to as "IAT Products").

2. TITLE

       TI represents that it has sufficient rights to grant the license to the TI Products and IAT represents that it has sufficient rights to grant the license to the IAT Products. Nothing contained in this Agreement shall be construed as transferring any right, title, or interest in the TI Product or the IAT Products (collectively referred to as the "Licensed Products") by one party to the other, except as expressly set forth herein.

3. LICENSE GRANTS

3.1 TI grants to IAT a worldwide non-transferable, non-assignable, non-exclusive, fully paid up license to use, modify, compile, or otherwise develop as applicable software programs which may be original or derivative with respect to the TI Products, and to make, have made, use, sell and otherwise dispose of hardware and software products incorporating object code versions of such software programs.

3.1.1 IAT may also sublicense third parties to use, modify, compile or otherwise develop as applicable software programs which may be original or derivative with respect to the TI Products, and to make, have made, use, sell and otherwise dispose of hardware and software products incorporating object code version of such software programs, provided that IAT first executes with each such third party a software license agreement substantially similar to this Agreement. Such third parties shall not have the right to sublicense the TI Products.

3.1.2 IAT undertakes to reproduce on all original or derivative software programs of the TI Products, all copyright notices exactly as and where they appear on the TI Products, or as


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       closely as possible where a change in media precludes exact reproduction, and to procure a written undertaking from its sublicensees to do the same.

3.1.3  Except as may be required pursuant to any sublicense granted by IAT under
       Section 3.1.1 above, IAT undertakes to maintain any source code of the TI Products as confidential, and not to disclose or otherwise make available such source code to any other party, and to procure a written undertaking from its sublicensees to do the same. The obligations of this provision shall survive termination or expiration of this Agreement.

3.1.4 IAT shall ensure that all end users are restricted by written agreement from copying, distributing, translating, adapting, arranging or otherwise altering any object code versions of the TI Products, or reverse compiling such object code except as allowed by local legislation implementing Article 6 of the EC Software Directive and only to the extent necessary to achieve interoperability of an independently created program with other programs, and procure a written undertaking from its sublicensees to do the same. Such end users shall be specifically prohibited from copying, adapting or reverse compiling such object code for the purpose of error correction.

3.2 IAT grants to TI a worldwide transferable, non-assignable non-exclusive fully paid up license to use, modify, compile or otherwise develop as applicable software programs which may be original or derivative with respect to the IAT Products, to incorporate object code versions of such software programs in its MVP Software Library, and to make, have made, use, sell and otherwise dispose of hardware and software products incorporating object code versions of such software programs.

3.2.1 TI may also sublicense third parties to use, modify, compile or otherwise develop as applicable software programs which may be original or derivative with respect to the IAT Products, and to make, have made, use, sell and otherwise dispose of hardware and software products incorporating object code versions of such software programs, provided that TI first executes with each such third party a software license agreement substantially similar to this Agreement. Such third parties shall not have the right to sublicense the IAT products.

3.2.2 TI undertakes to reproduce on all original or derivative software programs of the IAT Products, all copyright notices exactly as and where they appear on the IAT Products, or as closely as possible where a change in media precludes exact reproduction, and to procure a written undertaking from its sublicensees to do the same.

3.2.3  Except as may be required pursuant to any sublicense granted by TI under
       Section 3.2.1 above, TI undertakes to maintain any source code of the IAT Products as confidential, and not to disclose or otherwise make available such source code to any other party, and to procure a written undertaking from its sublicensees to do the same. The obligations of this provision shall survive termination or expiration of this Agreement.


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3.2.4  TI shall ensure that all end users are restricted by written agreement from copying, distributing, translating, adapting, arranging or otherwise altering any object code versions of the IAT Products, or reverse compiling such object code except as allowed by local legislation implementing Article 6 of the EC Software Directive and only to the extent necessary to achieve interoperability of an independently created program with other programs, and procure a written undertaking from its sublicensees to do the same. Such end users shall be specifically prohibited from copying, adapting or reverse compiling such object code for the purpose of error correction.

3.3 TI and IAT shall ensure that the preprinted agreements accompanying Licensed Products supplied to end users include provisions disclaiming all product warranties either express or implied, and any liability for patent infringement and indirect, incidental or consequential damages, to the extent permitted under local law. End users shall be required to comply with United States and other applicable export control regulations.


4. CONSIDERATION

4.1 TI and IAT understand and agree that the cross licenses granted herein represent full and fair consideration one for the other, and that no license fees or royalty payments shall be payable by either party to the other in respect thereof.


5. TERM AND TERMINATION

5.1 This Agreement shall be for ten (10) years beginning __________ 1994 unless terminated sooner as provided for herein. This Agreement may be extended for additional one (1) year periods thereafter by mutual written agreement of the parties.

5.2 Either party may terminate this Agreement at any time upon written notice to the other in the event that:

       A. The other party is in material or persistent breach of any term of this Agreement and such breach is not corrected within sixty (60) days from written notice thereof.

       B.     The other party shall be or become insolvent; or

       C. The other party admits in writing its inability to pay its debts as they mature; or

       D. The other party shall make an assignment (other than working capital financing) for the benefit of creditors; or

       E. There are instituted by or against the other party judicial or administrative proceedings in bankruptcy or under any insolvency law or for reorganization, receivership or dissolution; or

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       F.     The other party shall have a substantial change in ownership such as to create a material conflict of interest.

5.3 Upon termination of this Agreement for either of the reasons specified in Sections 5.2.A or 5.2.F, each party shall return and/or certify destruction of all copies of the Licensed Products belonging to the other party and all original or derivative versions of such Licensed Products in source code or object code in its possession. Such termination shall not affect the rights and obligations of existing sublicensees and end users.

5.4 Upon termination of this Agreement for any of the reasons specified in Sections 5.2.B through 5.2.E, the defaulting party hereby assigns joint ownership and unrestricted rights in the Licensed Products of the defaulting party, to the other party, including the right to license such Licenced Products to third parties without accounting to the other.


6. TI ENGINEERING SUPPORT

6.1 TI shall assign an engineer to IAT's site for three (3) months beginning June 1, 1194, free of charge to IAT, to collaborate with IAT in the development and merging of the Licensed Products.

6.2 IAT agrees to provide suitable office space for the TI engineer and to provide telephone, fax, E-mail and other necessary support services free of charge to TI.

6.3 IAT shall make known to TI's engineer upon his arrival at IAT's site, any regulations it may have relating to conduct, safety and security.

6.4 IAT represents that it maintains adequate Worker's Compensation insurance for injury (including death), howsoever caused, covering TI's engineer while working at IAT's site. IAT will provide a certificate of insurance representing such coverage to TI, upon request.

7. MAINTENANCE SUPPORT

7.1 For a period of one (1) year from delivery of the TI Products to IAT, TI will at no charge to IAT, verify and correct errors in the TI Products that are reported by IAT. The time to correct verified errors shall be mutually agreed by the parties on a case-by-case basis. TI shall furnish IAT with the appropriate reproduction media or written instructions or documentation necessary to correct the error.

7.2 Likewise, for a period of one (1) year from delivery of the IAT Products to TI, IAT will at no charge to TI, verify and correct errors in the IAT Products that reported by TI. The time to correct verified errors shall be mutually agreed by the parties on a case-by-case

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       basis. IAT shall furnish TI with the appropriate reproduction media or written instructions or documentation necessary to correct the error.


8. AVAILABILITY OF LICENSED PRODUCTS

       Estimated delivery dates for the Licensed Products are specified in Schedules 1 and 2. Both parties shall use reasonable endeavours to deliver the Licensed Products on the dates specified. The parties agree to review and discuss any slippages which may occur with a view to defining appropriate corrective measures, however, neither party shall be liable for any loss or expense (consequential or otherwise) if it fails to meet a scheduled delivery date for any reason.


9. WARRANTY AND WARRANTY DISCLAIMERS

9.1 Nothing contained herein shall constitute a warranty or representation by TI to maintain production of the hardware with which the TI Products are to be used.

9.2 The Licensed Products are supplied 'As Is'. Neither party warrants that the functions contained in the Licensed Products will be free from error or will meet the other party's specific requirements, or that of any sublicensees or end users. Neither party shall have any responsibility or liability for errors or product malfunction resulting from the other party's use or modification of the Licensed Products or the use or modifications of the Licensed Products by other parties. Each party assumes complete responsibility for its decisions made or actions taken, based on information obtained using the Licensed Products. Any statements made by one party to the other concerning the utility of the Licensed Products are not to be construed as express or implied warranties.

9.3 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. PATENT INFRINGEMENT DISCLAIMER

       Nothing contained in this Agreement shall be construed as a warranty or representation that any use of the Licensed Products will be free from infringement of third party rights or, an agreement to bring or prosecute actions or suits against third parties for infringement of any of the rights licensed herein, or conferring any rights to bring or prosecute actions or suits against third parties for infringement.


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11. UPDATES AND NEW RELEASES

       The licenses granted pursuant to this Agreement shall be deemed to include and extend to any updates or new releases to the Licensed Products which either party may choose in its sole discretion to supply to the other from time to time.


12. LIMITATION OF LIABILITIES

       NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER SUCH DAMAGES ARE ALLEGED AS A RESULT OF TORTIOUS CONDUCT OR BREACH OF CONTRACT OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH EXCLUDED DAMAGES SHALL INCLUDE BUT SHALL NOT BE LIMITED TO COST OF REMOVAL AND REINSTALLATION OF GOODS, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS OR OTHER ECONOMIC LOSS.

13. FORCE MAJEURE

       Neither party shall be liable, wholly or in part, for non-performance or a delay in performance of its obligations under this Agreement, if due to contingencies or causes beyond the reasonable control of the party, including but not limited to: flood, wind, hurricane, tornado, earth quake, explosion, or other similar catastrophe; hostilities, restraint of rulers or people, civil commotion, act of terrorism, strike, labor dispute, blockade or embargo; lack or failure of transportation, shortage of suitable parts, fuel materials, or labor; or any act of nature, fires, accident, epidemic or quarantine restrictions.

14. ASSIGNMENT

       This Agreement may not be transferred or assigned in any form by either party without the prior written consent of the other party, executed by a duly authorized representative. Any unauthorized transfer or assignment shall be void.

15. APPLICABLE LAW AND JURISDICTION

       It is expressly agreed that the validity and construction of this Agreement, and performance hereunder, shall be governed by the laws of England and that the courts of England, to whose jurisdiction the parties hereby submit, shall have exclusive jurisdiction to hear all disputes arising herefrom.

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16. WAIVER

       Consent by either party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

17. SEVERABILITY

       If any provision, or part of any provision of this Agreement, or the Attachments hereto, is invalidated by operation of law or otherwise, the provision or part will to that extent be deemed omitted and the remainder of this Agreement, or applicable Attachment will remain in full force and effect. Should the case arise, the parties agree that such invalidated provision or part thereof shall be replaced by a similar but legally valid provision which is as close as possible in commercial effect to the invalidated provision or part thereof.

18. EXPORT CONTROL COMPLIANCE

       TI and IAT undertake that they will not knowingly (1) export or reexport, directly or indirectly, any product or technical data (as defined by the U.S. Export Administration Regulations) or any controlled products restricted by other applicable national regulations, including software, received from the other party under this Agreement, (2) disclose such technical data for use in, or (3) export or reexport, directly or indirectly, any direct product of such technical data, or of such other controlled products, including software, any destination to which such export or reexport is restricted or prohibited by U.S. or non-U.S. law, without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws.

19. PUBLICITY

       Neither party shall publicly announce or disclose the existence of this Agreement or its contents without the prior written consent of the other party. This clause shall survive the expiration or termination of this Agreement.

20. HEADINGS

       The headings in this Agreement are for the convenience of the parties only and shall not be considered in the construction or interpretation of this Agreement.

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21. NOTICES

       All notices made or required to be given under this Agreement shall be in writing and shall be sent by registered mail to the addresses indicated below with notice of receipt and shall be effective on receipt thereof:

       IAT AG:                      Geschaeftshaus Wasserschloss Aarestrasse 17
                                    5300 Vogelsang-Turgi
                                    Switzerland

       Texas Instruments France:    821 avenue Jack Kilby
                                    06270 Villeneuve Loubet
                                    France

22. COMPLETE AGREEMENT

22.1 The parties understand and agree that the Cross License Agreement beginning September 1, 1994, previously executed by the parties, is hereby cancelled.

22.2 This Agreement and its Schedules are the complete and exclusive statement of the Agreement between the parties, which supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement and any of its Schedules. No addition to or modification of this Agreement shall be binding upon either party unless reduced in writing and duly executed by the parties to this Agreement.


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23. SUMMARY OF SCHEDULES

       The following are attached hereto and incorporated by reference herein.

       Schedule 1 -- TI Products and Availability
       Schedule 2 -- IAT Products and Availability

Agreed: Texas Instruments France                       Agreed: IAT AG


By                                                     By


Name                                                   Name


Title                                                  Title


Date                                                   Date



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                                   SCHEDULE 1

                            TI PRODUCTS AND DELIVERY


Source Code                                        Estimated delivery
-----------                                        ------------------

JPEG encode and decode                                1Q     94
H.261 encode and decode                               July   94
G.728 encode and decode                               June   94
G.722 encode and decode                               July   94



     Documentation

     TI standard documentation


     Note

1. Delivery of H.261 to IAT shall be contingent on the prior or concurrent delivery of G.711 to TI.


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                                   SCHEDULE 2


                            IAT PRODUCTS AND DELIVERY


Source Code                                        Estimated delivery
-----------                                        ------------------

H.221, H.242, H.230 preliminary version                 July 94
H.221, H.242, H.230 final version                       October 94


Documentation

     To the same standard as TI's documentation of the H261 and JPEG software algorithms.


Note

1. 'Preliminary' as mentioned above indicates a version of the software which is functional to the extent of allowing terminal to terminal videoconferencing for demonstration purposes, but which may not be fully functional to the full extent of the standard specifications.



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Transfer of source codes between Texas Instruments and IAT
--------------------------------------------------------------------------------


On August 25, 1994, IAT transfers to Texas Instruments the actual status of the source codes for H.221, H.242, H.230 and G.711. At the same time Texas Instruments transfers the actual status of the source codes for H.261, G.728,
G.722 and JPEG to AIT. The following clauses will be applicable:

1.   MVP CROSS LICENSE AGREEMENT, signed by IAT on August 8, 1994.

2. Texas Instruments informs all of its concerned staff about the content of above-mentioned MVP CROSS LICENSE AGREEMENT, above all about the treatment of the source codes (i.e. no passing-on of the source codes).

3. IAT informs all of its concerned staff about the content of above-mentioned MVP CROSS LICENSE AGREEMENT, above all about the treatment of the source codes (i.e. no passing-on of the source codes).

The same is applicable for all further transfers of source codes according to the MVP CROSS LICENSE AGREEMENT.


Agreed: Texas Instruments                               Agreed: IAT AG

By:                                                     By:

Name:                                                   Name:

Date:                                                   Date:


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